October 3, 2007

To the Board of Directors of
Windstar, Inc.
Reno, NV

To Whom It May Concern:

Consent of Accountant

Maddox Ungar Silberstein, PLLC, hereby consents to the use in the Form SB-2, Registration Statement under the Securities Act of 1933, filed by Windstar, Inc. of our report dated October 3, 2007, relating to the financial statements of Windstar, Inc., a Nevada Corporation, for the period ending September 30, 2007.

Sincerely,

 /s/ Maddox Ungar Silberstein, PLLC
Maddox Ungar Silberstein, PLLC